EXHIBIT 5

                                 Hale and Dorr
                                60 State Street
                           Boston, Massachusetts 02109



                                 April 7, 1995

         IGI, Inc.
         Wheat Road & Lincoln Avenue
         Buena, New Jersey  08310

              Re:  IGI, Inc.
                   Non-Qualified Stock Option Plan

         Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on April 7, 1995 with the Securities and Exchange Commission relating to 250,000 shares of the Common Stock, $.01 par value per share ("Shares"), of IGI, Inc., a Delaware corporation (the "Company"), issuable under the IGI, Inc. Non-Qualified Stock Option Plan (the "Plan").

              We have examined the Certificate of Incorporation and By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

              Based upon the foregoing, we are of the opinion that the Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.

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         IGI, Inc.
         April 7, 1995
         Page 2

              We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                                               Very truly yours,



                                                                   HALE AND DORR

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